UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 7, 2010

NATIONAL AUTOMATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53755 (Commission File Number)	26-1639141 (I.R.S. Employer Identification No.)

2470 St. Rose Parkway, Suite 311 Henderson, NV 89074 (Address of principal executive offices) (zip code)

(702) 487-6274 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NASV 8-K Ascendiant (4.7.10).doc

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On April 7, 2010, we entered into a Securities Purchase Agreement with Ascendiant Capital Group, LLC (“Ascendiant”), pursuant to which Ascendiant agreed to purchase up to $5,000,000 worth of shares of our common stock from time to time over a 24-month period, provided that certain conditions are met.

Under the terms of the Securities Purchase Agreement, Ascendiant will not be obligated to purchase shares of our common stock unless and until certain conditions are met, including but not limited to the requirement that we file by May 24, 2010, and the Securities and Exchange Commission (the “SEC”) declares effective by January 3, 2011, a Registration Statement on Form S-1 (the “Registration Statement”) registering Ascendiant’s resale of any shares purchased by it under the equity drawdown facility. The customary terms and conditions associated with Ascendiant’s registration rights are set forth in a Registration Rights Agreement that was also entered into by the parties on April 7, 2010.

If and when the SEC declares the Registration Statement effective, we will have the right to sell and issue to Ascendiant, and Ascendiant will be obligated to purchase from us, up to $5,000,000 worth of shares of our common stock over a 24-month period beginning on such date (the “Commitment Period”).  We will be entitled to sell such shares from time to time during the Commitment Period by delivering a draw down notice to Ascendiant.  In such draw down notices, we will be required to specify the dollar amount of shares that we intend to sell to Ascendiant, which will be spread over a nine-trading-day pricing period.  For each draw, we will be required to deliver the shares sold to Ascendiant in three installments (following the third, sixth and ninth trading days in the pricing period, respectively).  Ascendiant is entitled to liquidated damages in connection with certain delays in the delivery of its shares.

The Securities Purchase Agreement also provides for the following terms and conditions:

•

Purchase Price – 90% of our volume-weighted average price (“VWAP”).

•

Threshold Price – We may specify a price below which we will not sell shares during the applicable nine-trading-day pricing period, as long as that price is above $0.01.  If the purchase price falls below the threshold price on any day(s) during the pricing period, such day(s) will be removed from the pricing period (and Ascendiant’s investment amount will be reduced by 1/9 for each such day).

•

Maximum Draw – 20% of our total trading volume for the 10-trading-day period immediately preceding the applicable draw down, times the average VWAP during such period (but in no event more than $300,000).

•

Minimum Draw – None.

•

Minimum Time Between Draw Down Pricing Periods – Two trading days

•

Commitment Fees – Upon execution of the Securities Purchase Agreement, we were obligated to issue 1,470,589 shares of our common stock to Ascendiant ($125,000 worth of shares based on the Company’s closing bid price on the trading day immediately prior to the date of the Securities Purchase Agreement).  If and when the SEC declares the Registration Statement effective, we will be obligated to issue another $125,000 worth of shares of our common stock to Ascendiant.

•

Other Fees and Expenses – We agreed to pay $10,000 to Ascendiant’s legal counsel for the legal fees and expenses it incurred in connection with negotiating and documenting the equity line of credit.

•

Indemnification – Ascendiant is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any breach by us of any provisions of the Securities Purchase Agreement, or as a result of any lawsuit brought by any stockholder of ours (except stockholders who are officers, directors or principal stockholders).

•

Conditions to Ascendiant’s Obligation to Purchase Shares – Trading in our common stock must not be suspended by the SEC (or our applicable trading market); we must not have experienced a material adverse effect; all liquidated damages and other amounts owing to Ascendiant must be paid in full; the Registration Statement must be effective with respect to Ascendiant’s resale of all shares purchased under the equity drawdown facility; there must be a sufficient number of authorized but unissued shares of our common stock; and the issuance must not cause Ascendiant to own more than 9.99% of the then outstanding shares of our common stock.

•

Termination – The Securities Purchase Agreement will terminate if our common stock is not listed on one of several specified trading markets (which include the NYSE Amex, OTC Bulletin Board and Pink Sheets, among others); if we file for protection from our creditors; or if the Registration Statement is not declared effective by the SEC by January 3, 2011.  We may terminate the Securities Purchase Agreement if Ascendiant fails to fund a draw down within 10 trading days after the end of the applicable settlement period.

Section 3 – Securities and Trading Markets

Item 3.02

Unregistered Sales of Equity Securities.

In connection with the Securities Purchase Agreement described above, on April 7, 2010, we issued 1,470,589 shares of our common stock to Ascendiant Capital Group, LLC.  The shares to be issued by us to Ascendiant under the Securities Purchase Agreement will be issued in private placements in reliance upon the exemption from the registration requirements set forth in the Securities Act of 1933 (the “Securities Act”) provided for in Section 4(2) of the Securities Act, and the rules promulgated by the SEC thereunder.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement dated April 7, 2010 with Ascendiant Capital Group, LLC

10.2	Registration Rights Agreement dated April 7, 2010 with Ascendiant Capital Group, LLC

99.1	Press Release of National Automation Services, Inc. dated April 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AUTOMATION SERVICES, INC.

(Registrant) a Nevada Corporation

Date:

April 8, 2009

By:    /s/ Robert W. Chance

                                                            Name:  Robert W. Chance

Title: President and Chief Executive Officer

5